EXHIBIT 10.5

                              CONSULTING AGREEMENT

THIS AGREEMENT, made, entered into this 7th day of September 2005 (the "Effective Date"), by and between Dr. Gary Fromm (hereinafter referred to as "Consultant"), and American Technologies Group, Inc., a Nevada corporation, (hereinafter referred to as "Corporation").

                              W I T N E S S E T H:

      WHEREAS, Consultant will provide valuable services to the Corporation in connection with the Corporation's acquisition of North Texas Steel Company, Inc. ("North Texas") and the Corporation realizes that Consultant will provide valuable services to the Corporation and has determined that it would be desirable to retain Consultant's services under a consulting agreement; and

      WHEREAS, Consultant desires to provide such consulting services for the Corporation as an independent contractor, with the understanding that it shall not be required to devote its full time to the business of the Corporation and shall be free to pursue other business interests.

      NOW, THEREFORE, in consideration of the premises, the mutual covenants of the parties herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each of the parties hereto, it is agreed as follows:

1. CONSULTING ARRANGEMENT. The Corporation hereby contracts for the services of Consultant and Consultant agrees to perform such duties and responsibilities and to render advice and consulting as may be requested by the Corporation from time to time during the term of this consulting arrangement in connection with the Corporation's business ("Consulting Arrangement"). Notwithstanding the foregoing, the Consultant shall continue to serve as Chief Executive Officer of the Corporation.

2. RELATIONSHIP BETWEEN PARTIES. During the term of the Consulting Arrangement, Consultant shall be deemed to be an independent contractor with respect to the services to be rendered pursuant to this Agreement. In addition, the Corporation shall not withhold any taxes in connection with the compensation due Consultant hereunder, and Consultant will be responsible for the payment of any such taxes and hereby agrees to indemnify the Corporation against nonpayment thereof.

3. COMPENSATION FOR THE CONSULTING ARRANGEMENT. As consideration for the services to be rendered under this Consulting Arrangement by Consultant, the Corporation hereby agrees to pay to the Consultant

      A. a monthly fee of ten thousand dollars ($10,000) which shall be payable on the first day of each month.

      B. a monthly fee of five thousand dollars ($5,000) payable as long as Consultant serves as CEO of the Corporation, which shall be payable on the first day of each month.

4. TERM OF CONSULTING ARRANGEMENT. The Consulting Arrangement shall begin effective as of the Effective Date and shall continue for a period of six (6) months from the Effective Date (the "Consulting Period"). The Consulting Period shall automatically renew for six (6) month periods ("Renewal Periods") unless either the Consultant or the Corporation provides notice that it is terminating the Agreement no later than 30 calendar days prior to the end of the Consulting Period.

5. NOTICES. All notices, consents, waivers, and other communications under this Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt), (b) sent by facsimile (with written confirmation of receipt), provided that a copy is mailed by registered mail, return receipt requested, or (c) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses and facsimile numbers set forth below (or to such other addresses and facsimile numbers as a party may designate by notice to the other parties):

      (a) if to the Corporation, to it at:   with a copy to:

          American Technologies Group, Inc.  Gregory Sichenzia, Esq.
          P.O. Box 90                        Sichenzia Ross Friedman Ference LLP
          Monrovia, CA 91016                 1065 Avenue of the Americas
          Fax: ( __) ____________            New York, NY 10018
                                             Fax: (212) 930-9725


      (b) if to Consultant, to him at:       with a copy to:

          Dr. Gary Fromm
          Fax: ( __) ____________

6. BINDING EFFECT. This Agreement shall extend to, shall inure to the benefit of and shall be binding upon all the parties hereto and upon all of their respective heirs, successors and representatives.

7. ENTIRE AGREEMENT. This Agreement, including the agreements incorporated by reference, contains the entire Agreement among the parties hereto with respect to the matters contemplated hereby and supersedes all prior agreements and undertakings between the parties with respect to such matters. This Agreement may not be amended, modified or terminated in whole or in part, except in writing, executed by each of the parties hereto.

8. INDEMNIFICATION. Consultant hereby agrees to hold harmless and indemnify Corporation from and against any and all loss, damage, expense, and cost (including reasonable attorneys' fees incurred in connection with the same) incurred by Corporation as a result of Consultant's breach of any covenant or agreement made herein.

9. SEVERABILITY. Should any part of any provision of this Agreement be declared invalid by a court of competent jurisdiction, such decision or determination shall not affect the validity of any remaining portion of such provision or any other provision and the remainder of the Agreement shall remain in full force and effect and shall be construed in all respects as if such invalid or unenforceable provision or portion thereof were not contained herein. In the event of a declaration of invalidity, the provision or portion thereof declared invalid shall not necessarily be invalidated in its entirety, but shall be observed and performed by the parties to the Agreement to the extent such provision is valid and enforceable.

10. SECTION HEADINGS. The section headings contained herein are for convenience of reference only and shall not be considered any part of the terms of this Agreement.

11. CHOICE OF LAW. This Agreement shall be interpreted and performed in accordance with the laws of the State of New York, and the parties agree, notwithstanding the principles of conflicts of law, that the internal laws of the State of New York shall govern and control the validity, interpretation, performance, and enforcement of this Agreement.


                             Signature page follows

      IN WITNESS WHEREOF, Consultant has hereunto put her hand, and the Corporation has caused this instrument to be executed in its corporate name by its duly authorized officer, all as of the day and year first above written.

                                   CONSULTANT:

                                  /s/Dr. Gary Fromm
                                  -----------------------
                                  Dr. Gary Fromm

                                  CORPORATION:

                                  American Technologies Group, Inc.

                                  /s/Dr. Gary Fromm
                                  -----------------------
                                  Name: Dr. Gary Fromm
                                  Title: CEO